Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Premier Pacific Construction, Inc. on Form S-1/A of our report dated February 20, 2014.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

April 25, 2014